_________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2012

START SCIENTIFIC, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52227	20-4910418
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

6 Champion Trail San Antonio, Texas	78258
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 816-2570

____________ __________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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Item 3.02 Unregistered Sales of Equity Securities

On May 4, 2012, pursuant to the Company’s 2012 Equity Incentive Plan (the "Plan") described in Item 5.02 herein, the Board approved the grant of 10,500,000 common stock purchase options to five individuals at a weighted average exercise price of $0.65 per share. No solicitation was made and no underwriting discounts were given or paid in connection with these transactions. The Company believes that the issuance of the awards pursuant to the Plan as described above was exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On May 3, 2012, Walter Pera and Chene Gardner resigned from the Board and as officers of the Company. Mr. Pera had been a member of the Board since the Company’s inception. Mr. Gardner was appointed to the Board and as Chief Executive Officer, and Chief Financial Officer of the Company in March 2004.

Also on May 3, 2012, Kenneth Denos, S. Arne D. Greaves, George J. Edwards, Scott Bouslog, and Ruben Flores were appointed to the Board. In addition, on May 4, 2012, Mr. Greaves was appointed as the Company’s Chairman and Chief Executive Officer, and Mr. Edwards was appointed as the Company’s Chief Financial Officer. A summary of the background and business experience of the aforementioned is as follows:

S. Arne D. Greaves. Mr. Greaves, age 50, is the Chief Executive Officer and Chairman of the Board of Directors of the Company. Since 1983, he has been working in the oil and gas industry. In May 2001, Mr. Greaves co-founded Carpathian Energy Companie Petroliera S.R.L., a Romanian oil and gas production company, and has actively been involved the acquisition of concessions and development plans for reentries and development of new wells. Since November 2007, he has been the President of Livingston Operating Company, LLC, a family-owned oil and gas production company, based in Jackson, Mississippi.

George J. Edwards. Mr. Edwards, age 64, is the Chief Financial Officer and member of the board of directors of the Company. He has focused the past 37 years of his career negotiating international and domestic mergers and acquisitions for oil and gas, chemical, and technology corporations based in Texas and Pennsylvania. From June 1999 until March 2011, Mr. Edwards was the Executive Vice President and Director for Osyka Corporation, an oil and gas exploration and production company. He has a Bachelor of Science degree in Accounting from LaSalle University, a Master of Business Administration with a focus on Finance and Accounting from Harvard University: Graduate School of Business Administration, and a Juris Doctor from the University of Pennsylvania School of Law. Mr. Edwards is a member of the Pennsylvania State Bar. He has served as a former director of the Association of International Petroleum Negotiators and Vice Chairman of the Board of Directors and head of the policy committee for the Corporate Council on Africa, Mr. Edwards is currently a board member of the University of Pennsylvania Law School Alumni Association, and member of the Executive Leadership Council.

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Kenneth Denos. In addition to his service as a non-executive director of the Company, Mr. Denos, age 44, is a director and the Secretary and Chief Compliance Officer for Equus Total Return, Inc. (“Equus”), a closed-end fund traded on the New York Stock Exchange. Mr. Denos is also the Chairman and CEO of the Acadia Group, Inc., an international corporate finance and investment firm. Mr. Denos’ other directorships include London Pacific & Partners, Inc., (a Los Angeles-based advisory and investment firm which specializes in the healthcare, hospitality, and natural resources industries), Vican Resources, Inc. (an oil and gas exploration and development company) and Scorpex, Inc. (a provider of first toxic and hazardous waste storage, treatment, and disposal in Mexico). From August 2007 to June 2009, Mr. Denos was the President and CEO of Equus, and prior to that time, served as the EVP of Equus. From May 2006 to July 2009 Mr. Denos was the Chief Executive Officer of MCC Global NV (FSE: IFQ2) an international financial services and investment conglomerate based in London and traded on the Geregeltermarkt of the Frankfurt Stock Exchange. For the past 14 years, Mr. Denos has served as a director or principal for several small-cap public companies on the London AIM, Frankfurt Stock Exchange, New York Stock Exchange, and the OTC Bulletin Board, and has worked closely with many public and private emerging growth companies throughout the world. In addition to a Bachelor of Science degree in Business Finance and Political Science, he holds a Master of Business Administration and a Juris Doctor from the University of Utah.

Scott Bouslog. In addition to his service as a non-executive director of the Company, Mr. Bouslog, age 50, has approximately 29 years of experience managing teams of agents and selling a variety of insurance and investment products. From April 2008 until February 2010, he served as Vice President of Independent Sales for SunAmerica Financial Group (formally AIG SunAmerica). From September 2005 until February 2008, Mr. Bouslog served as the Regional Director (central region) for Jackson National Life Distributors, Inc. He has a Bachelor of Arts in Business Management from Luther College. Mr. Bouslog is a Registered Representative with active Series 6, 7, 24, and 63 licenses. He holds an insurance license from the state of Texas.

Ruben Flores. Mr. Flores, age 36. Mr. Flores is a non-executive director of the Company. He specializes in corporate finance with commercial lenders, hedge funds, private equity groups, and other forms of structured finance. Mr. Flores is the founder and has been the President of Definitive Commercial Capital, a Texas-based strategic finance company, since July 2005. Prior to July 2005, he was involved in the real estate mortgage industry. During March 2008, Mr. Flores filed a chapter 13 bankruptcy, and on October 2009 he voluntarily dismissed the bankruptcy. He has a Bachelor of Business Administration from the University of Incarnate Word in San Antonio, Texas.

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On May 4, 2012, the Company entered into separate Employment Agreements (collectively, the "Employment Agreements") with S. Arne D. Greaves and George J. Edwards, the Chief Executive Officer and Chief Financial Officer, respectively, of the Company. The Employment Agreements are for a minimum one year period and each provide for an annual base salary of $150,000 and entitle Messrs. Greaves and Edwards to receive stock options pursuant to the 2012 Equity Incentive Plan detailed herein. The Employment Agreements also contain customary confidentiality, non-competition, and non-solicitation provisions, as well as three (3) months of severance pay in the event of termination by the Company without “cause” as defined therein. The foregoing summary of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the Employment Agreements, copies of which are included as Exhibits 10.1 and 10.2 to this Form 8-K and are incorporated herein by reference thereto.

On May 4, 2012, the Company adopted its 2012 Equity Incentive Plan (the "Plan"). The Plan allows for the grant and issuance of common stock purchase option Awards (as defined under the Plan) to employees, non-employee directors, consultants, and advisors of the Company. The Plan reserves for issuance under the Plan a number of shares of common stock of the Company equal to the greater of (i) Twenty Million (20,000,000) shares, or (ii) Twenty Percent (20%) of the issued and outstanding shares of common stock of the Company. The foregoing summary of the Plan does not purport to be complete and is qualified in its entirety by reference to the 2012 Equity Incentive Plan, a copy of which is included as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference thereto.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 3, 2012, the Board approved the restatement of the Company’s Bylaws. The amended and restated Bylaws are attached as Exhibit 3.1 to this Current Report.

Item 8.01 Other Events.

On May 4, 2012, the Board approved a form of Indemnification Agreement for each of the directors and executive officers of the Company. The form of Indemnification Agreement is attached as Exhibit 10.3 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3(ii) Amended and Restated Bylaws of Start Scientific, Inc.

10.1 Employment Agreement with S. Arne D. Greaves.

10.2 Employment Agreement with George J. Edwards.

10.3 Form of Indemnification Agreement.

99.1 Start Scientific, Inc. 2012 Equity Incentive Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Start Scientific, Inc.

Date: May 9 2012	By:	/s/ S. Arne D. Greaves
S. Arne D. Greaves Chief Executive Officer